UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No. __)

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COMPUWARE CORPORATION
(Name of Registrant as Specified In Its Charter)
_______________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Compuware Corporation to be Acquired by Thoma Bravo

--Transaction Values Compuware at Approximately $2.5 Billion--

--Transaction Marks Culmination of Series of Strategic Initiatives Delivering Value to
Compuware Shareholders--

DETROIT, MI and SAN FRANCISCO, CA — September 2, 2014 — Compuware Corporation (Nasdaq: CPWR) and Thoma Bravo jointly announced that Compuware has entered into a definitive agreement to be acquired by leading private equity investment firm Thoma Bravo, LLC, in a transaction valued at approximately $2.5 billion.

“Compuware is the clear established leader in the categories of application performance and mainframe productivity tools, and this transaction is the capstone to a series of transformative company initiatives to relentlessly drive value,” said Bob Paul, Chief Executive Officer of Compuware. “We began with the IPO of Covisint, initiated a robust dividend, divested non-core operations, and aggressively reduced corporate expenses. Compuware is now best suited to focus on its core mainframe and APM businesses as a private-equity backed company, where we can continue to serve our customers in a competitive environment with greater flexibility to take a long-term approach.”

“Organizations are increasingly relying on mission-critical technologies and applications to reach customers and grow their businesses, and Compuware’s solutions, including Compuware APM, are the leading choice by many of the world’s largest organizations for ensuring those applications perform seamlessly,” said Orlando Bravo, a managing partner at Thoma Bravo. “Becoming a private company will enable this established market leader to leverage strategic product and other growth opportunities that will take Compuware to the next level.”

Under the terms of the agreement, pending shareholder approval, Compuware shareholders will receive an aggregate value of approximately $10.92 per share, representing a premium of approximately 17 percent to the Company’s stock price as of the close of trading on Friday, August 29, 2014. Thoma Bravo will pay a cash purchase price of $10.43 for each outstanding share of Compuware common stock, less the pro rata portion of the applicable corporate tax that will be owed in connection with the spin-off of Covisint, currently estimated at $0.18 per share based on the current market price of Covisint, for a net cash payment of approximately $10.25 per share. The parties have agreed that within 60 days following the date of the merger agreement, Compuware will effectuate the pro rata distribution to its shareholders of the remaining shares of Covisint owned by Compuware, resulting in a distribution of Covisint shares representing approximately $0.67 per share of Compuware common stock based on the closing price of Covisint on Friday, August 29. During the 60-day period, Compuware may seek a higher value alternative for its Covisint shares, in which case the proceeds, net of tax and certain charges, of such disposition will be paid to Compuware shareholders.

Gurminder S. Bedi, Independent Chairman of the Compuware Board, said, “This is the right transaction for Compuware at the right time, and reflects a thorough Board review of strategic alternatives and the work of a committee established earlier this year to focus on value-generating steps. This agreement provides shareholders with immediate and substantial cash value, a significant premium to our share price, and the ability to complete the Covisint spin-off to shareholders. Thoma Bravo is an ideal partner for Compuware, adding significant application software, services, and financial expertise.”

“We have been incredibly impressed with the business that the Compuware management team has built, and look forward to working with them on this next stage of growth for the company,” added Seth Boro, a managing partner at Thoma Bravo. “The APM and Mainframe Productivity Tools markets are exciting and ever-evolving industries, and we’re confident that our partnership with Compuware will enhance its position as the market leader and fuel further innovation that will benefit customers.”

The Compuware board of directors unanimously approved the agreement and recommends that Compuware’s shareholders approve the transaction. The transaction, which is expected to close by early 2015, is subject to approval from Compuware’s shareholders, regulatory approvals, and other customary closing conditions. The closing of the transaction is also subject to the completion of a disposition of Covisint.

Elliott Management, which owns approximately 9.5 percent of Compuware’s common stock, has entered into an agreement with Thoma Bravo agreeing to vote its shares in favor of the transaction.

There is no financing condition associated with the proposed acquisition. Jefferies, Credit Suisse and Deutsche Bank have agreed to provide debt financing in connection with the transaction.

Compuware has agreed to immediately discontinue its quarterly cash dividend. At closing, Thoma Bravo will acquire 100% of Compuware’s outstanding shares and Compuware will become a privately-held company.

Goldman, Sachs & Co. is serving as financial advisor, and Skadden, Arps, Slate, Meagher & Flom LLP is serving as legal counsel to Compuware. Kirkland & Ellis LLP is serving as legal counsel to Thoma Bravo.

About Compuware Corporation
Compuware Corporation is the technology performance company, and we exist solely to help our customers optimize the performance of their most important and innovative technologies—those that drive their businesses forward. Today, more than 7,100 companies, including many of the world’s largest organizations, depend on Compuware and our new generation approach to performance management to do just that. Learn more at www.compuware.com.

About Thoma Bravo, LLC
Thoma Bravo is a leading private equity investment firm building on a 30+ year history of providing equity and strategic support to experienced management teams and growing companies. The firm seeks to create value by collaborating with company management to improve business operations and provide capital to support growth initiatives. Thoma Bravo invests with a particular focus on application and infrastructure software and technology enabled services. The firm currently manages a series of private equity funds representing more than $7.5 billion of equity commitments. For more information, visit www.thomabravo.com.

Additional Information and Where to Find It

In connection with the merger, Compuware Corporation (the “Company”) intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a preliminary proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the merger. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE MERGER THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE MERGER. The definitive proxy statement, the preliminary proxy statement and other relevant materials in connection with the merger (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov) or at the Company’s website (http://www. compuware.com) or by writing to the Company’s Secretary at One Campus Martius, Detroit, MI 48226.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the merger. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement on Schedule 14A filed with the SEC on February 14, 2014, the Annual Report on Forms 10-K and 10-K/A for the fiscal year ended March 31, 2014. Information regarding the identity of the potential participants, and their direct or indirect interests in the merger, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the merger.

Forward-looking statements

All of the statements in this release, other than historical facts, are forward-looking statements made in reliance upon the safe harbor of the Private Securities Litigation Reform Act of 1995, including, without limitation, the statements made concerning the Company’s intent to consummate a merger with an affiliate of Thoma Bravo. As a general matter, forward-looking statements are those focused upon anticipated events or trends, expectations, and beliefs relating to matters that are not historical in nature. Such forward-looking statements are subject to uncertainties and factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond the control of the Company. Among others, the following uncertainties and other factors could cause actual results to differ from those set forth in the forward-looking statements: (i) the risk that the merger may not be consummated in a timely manner, if at all; (ii) the risk that the definitive merger agreement may be terminated in circumstances that require the Company to pay a termination fee; (iii) risks related to the diversion of management’s attention from the Company’s ongoing business operations; (iv) risks regarding the failure of the relevant Thoma Bravo affiliate to obtain the necessary financing to complete the merger; (v) the effect of the announcement of the merger on the Company’s business relationships (including, without limitation, customers and suppliers), operating results and business generally; (vi) risks related to obtaining the requisite consents to the merger, including, without limitation, the timing (including possible delays) and receipt of regulatory approvals from various domestic and foreign governmental entities (including any conditions, limitations or restrictions placed on these approvals) and the risk that one or more governmental entities may deny approval; (vii) risks related to the completion of the Covisint spin-off, or alternatively, the entry into a definitive agreement for a disposition of Covisint and the completion of any such transaction, and the amount of any taxes associated therewith (including whether the actual amount of such taxes differ from amounts estimated as of the date hereof); and (viii) the possibility that the share price of Covisint could decline either prior to or after a spin-off to Company shareholders, reducing the overall value proposition of the transaction. Further risks that could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements are described in Compuware’s SEC reports, including but not limited to the risks described in Compuware’s Annual Report on Forms 10-K and 10-K/A for its fiscal year ended March 31, 2014 and Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2014. Compuware assumes no obligation and does not intend to update these forward-looking statements.

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Press Contacts:
Compuware Corporation
Lisa Elkin
313-227-7345
Lisa.Elkin@compuware.com

Thoma Bravo
Amber Roberts
LANE (for Thoma Bravo)
212-302-5964
amber@lanepr.com